EXHIBIT 5.1

                 [Letterhead of David S. Hunt, Attorney at Law]

                                 August 9, 2002

Amnis  Systems  Inc.
3450  Hillview  Avenue
Palo  Alto,  California  94304

     Re:     Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

     I have acted as counsel to Amnis Systems Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 12,500,000 shares of Common Stock, $.0001 par value (the "Shares"), of the Company (the "Common Stock"), subject to issuance by the Company upon conversion of secured convertible debentures and upon exercise of related warrants and investment options pursuant to the terms of a financing transaction entered into on December 28, 2001 by and among the Company and Bristol Investment Fund, Ltd., (the "Financing Transaction").

     I have examined the originals or copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as conformed or photo copies and the authenticity of the originals of such copies.


     With respect to certain factual matters material to the opinions expressed herein, I have relied, without independent investigation, on certificates of public officials as to the good standing or qualification to do business, the representations and warranties of the Company in the Registration Statement, and statements contained in the certificates executed and delivered by the President and Secretary of the Company.

     Based on my examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that when issued in accordance with the terms of the Financing Transaction, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.


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     I express no opinion as to matters governed by any laws other than federal laws of the United States, and Delaware General Corporate Law as applied by the courts located in Delaware. I assume no obligation to update the opinions set forth in this letter.

     This opinion is rendered to you solely for your benefit and may not be used, circulated, quoted or relied upon by any other person, firm, corporation or entity for any purpose without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ David S. Hunt

                                David S. Hunt


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